UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John P. Goldsberry has been appointed Senior Vice President, Chief Financial Officer of Gateway, Inc. (“Gateway”), effective August 29, 2005, replacing Roderick M. Sherwood III. Mr. Goldsberry, age 51, has served as Gateway’s Senior Vice President, Business Development since March 2004 and most recently as Gateway’s Senior Vice President, Operations, Customer Care and Information Technology from April 2005. Prior to that, Mr. Goldsberry was Chief Financial Officer for eMachines, Inc. (“eMachines”) from January 2004 to March 2004. Gateway acquired eMachines in the first quarter of 2004. Before joining eMachines, Mr. Goldsberry served as Chief Financial Officer and Secretary at TrueSpectra, Inc., an image-serving software company, from 2000 to 2004. He has also held Chief Financial Officer positions at several other technology companies from 1995 to 2000 and at the Good Guys, Inc. from 1992 to 1995. Before that, Mr. Goldsberry served in a number of corporate finance positions at Salomon Brothers and Morgan Stanley.

There are no related party transactions between Mr. Goldsberry and Gateway reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99	Press release, dated August 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2005

GATEWAY, INC.

By:	/s/ MICHAEL R. TYLER
Michael R. Tyler
Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated August 23, 2005